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                                                                    Exhibit 23.1



                       Consent of Independent Accountants


The Board of Directors and Shareholders
Safeguard Scientifics, Inc.:


We consent to the use of our reports included herein and incorporated by reference herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, PA
March 15, 2000